Filed Pursuant to Rule 424(b)(3)

Registration No. 333-239783

PROSPECTUS

AKERNA CORP.

1,647,287 SHARES OF COMMON STOCK

Akerna Corp. (“Akerna”) will issue from time to time an aggregate of 1,647,287 our shares of common stock, par value $0.0001, in exchange for 1,647,287 redeemable preferred shares (the “Exchangeable Shares”) of Akerna Canada Ample Exchange Inc., a company existing under the laws of the Province of Ontario and a wholly owned subsidiary of Akerna (“Exchangeco”). Exchangeco issued the Exchangeable Shares to shareholders of Ample Organics Inc., an Ontario corporation (“Ample”), on July 7, 2020. The shareholders of Ample received the Exchangeable Shares in connection with the arrangement by and between Ample, Exchangeco and Akerna under a plan of arrangement in accordance with Section 182 of the Business Corporations Act (Ontario). These shareholders of Exchangeco may exchange the exchangeable shares for shares of our common stock on a one-for-one basis at any time following effectiveness of the registration statement of which this prospectus is a part.

We will not receive any proceeds from the exchange of Exchangeable Shares for shares of our common stock.

Our common stock trades on the Nasdaq Capital Market under the symbol “KERN”. On May 20, 2021, the last reported sale price of the common stock on the Nasdaq Capital Market was $3.65 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED JUNE 2, 2021

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ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes and incorporates by reference exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless otherwise indicated, any reference to Akerna, or as “we”, “us”, or “our” refers to Akerna Corp. and its consolidated subsidiaries (“Akerna” or the “Company”).

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SUMMARY

The following highlights certain information contained elsewhere in this prospectus. It does not contain all the details concerning the Offering, including information that may be important to you. You should carefully review this entire prospectus including the section entitled “Risk Factors” and the financial statement incorporated herein by reference. See “Documents Incorporated by Reference” and “Where You Can Find More Information.”

Summary of Our Business

Akerna is the leading provider of enterprise software solutions within the cannabis industry. Cannabis businesses face significant complexity due to the stringent regulations and restrictions that shift based on regional, state, and national governing bodies. As the first to market more than ten years ago, Akerna’s family of software platforms enable regulatory compliance and inventory management across the entire supply chain. When the legal cannabis market started to grow, we identified a need for organic material tracking and regulatory compliance software as a service (SaaS) solution customized specifically for the unique needs of the industry. By providing an integrated ecosystem of applications and services that enables compliance, regulation, consumer safety and taxation, Akerna is building the technology backbone of the cannabis industry. While designed specifically for the unique needs of the cannabis market, our solutions are adaptable for other industries requiring government regulatory oversight, or where the tracking of organic materials from seed or plant to end products is desired.

Executing upon our expansion strategy, we acquire complementary cannabis brands to grow the scope of Akerna’s cannabis ecosystem. Throughout 2019 and 2020, we integrated four new brands into the Akerna product and service offering. Our first acquisition, solo sciences, was initiated in the fall of 2019, with the full acquisition completed in July 2020. We added Trellis Solutions to our portfolio on April 10, 2020 and finalized the acquisition of Ample Organics and Last Call Analytics on July 7, 2020. Through our growing family of companies, Akerna provides highly versatile platforms that equip our clients with a central data management system for tracking regulated products. Our solutions also provide clients with integrated security, transparency, and scalability capabilities, all while maintaining compliance with their governing regulations.

On the commercial side, our products help state-licensed businesses operate in compliance with applicable regional laws. Our integrated ecosystem provides integrations with third-party vendors and add-ons that enhance the capabilities of our commercial software platforms. On the regulatory side, we provide track and trace solutions that allow state governments to monitor compliance of licensed cannabis businesses.  To date, our software has helped monitor the compliance of more than $20 billion in legal cannabis. While our software facilitates the success of legal cannabis businesses, we do not handle any cannabis-related material, do not process cannabis sales transactions within the United States, and our revenue is generated from a fixed-fee based subscription model and is not related to the type or amount of sales made by our clients.

We drive revenue growth through the development of our product line, our acquisitions and from continued expansion of the cannabis, hemp, and CBD industry. Businesses across the regulated cannabis industry use our solutions. The brand recognition of our existing products, our ability to provide services in all areas of the seed-to-sale life cycle, and our wealth of relevant experience attracts cultivation, manufacturing, and dispensary clients who are seeking comprehensive business optimization solutions. Our software solutions are designed to be scalable, and while mid-market and smaller customers have historically been our primary target segment, we are focused on extending our customer reach to address the needs of the emerging enterprise level operator. We believe these larger multi-state/multi-vertical operations represent significant long-term future growth opportunities as the cannabis industry continues to consolidate at a rapid rate. The sophistication of our platform accommodates the complexities of both multi-vertical and multi-state business needs, making us critical partners and allowing us to cultivate long-term, successful relationships with our clients.

Our principal executive offices are located at 1550 Larimer Street #246, Denver, Colorado 80202, and our telephone number is (888) 932-6537 and our Internet website address is www.akerna.com.  The information on our website is not a part of, or incorporated in, this prospectus.

The Arrangement

On December 18, 2019, we entered into an arrangement agreement, as amended by the Amendment to Arrangement Agreement, dated February 28, 2020 (“Amendment to Arrangement Agreement”), Amendment No. 2 to Arrangement Agreement dated May 26, 2020 (“Amendment No. 2 to Arrangement Agreement), and Amendment No. 3 to Arrangement Agreement dated June 1, 2020 (“Amendment No. 3 to Arrangement Agreement”) (the “Arrangement Agreement”), among us, Exchangeco and Ample, pursuant to which we through Exchangeco agreed to acquire all of the issued and outstanding equity of Ample (the “Arrangement”).

On July 7, 2020, the Arrangement was consummated by way of a court-approved plan of arrangement under Ontario law (the “Plan of Arrangement”) and Ample became our indirect wholly-owned subsidiary.

Pursuant to the Arrangement Agreement and the Plan of Arrangement, on the closing date, holders of Ample common shares (the “Ample Shares”) received a number of Exchangeable Shares equal to the number of Ample Shares multiplied by the exchange ratio of 0.0524 (the “Exchange Ratio”). In the aggregate, Ample shareholders received 3,294,574 Exchangeable Shares. The Exchange Ratio was agreed to on December 18, 2019, and was not adjusted for any subsequent changes in market price of our common stock, par value $0.0001 per share (the “Akerna Shares”) or the Ample Shares prior to the closing date.

Ample’s shareholders adopted and approved the Arrangement Agreement and the Plan of Arrangement on June 26, 2020. Akerna’s shareholders approved the issuance of the Akerna Shares (including the Akerna shares issuable upon exchange of the Exchangeable Shares and shares issuable pursuant to the CVRs) in connection with the Arrangement on June 26, 2020. The Ontario Superior Court of Justice issued a final order approving the Plan of Arrangement on June 30, 2020.

The Exchangeable Shares were issued as part of the Arrangement pursuant to Section 3(a)(10) of the Securities Act, based on the final order of the Ontario Superior Court of Justice.

Exchangeable Shares

The Exchangeable Shares are exchangeable for shares of common stock, par value $0.0001 per share, of Akerna on a 1:1 basis, as determined in accordance with the Arrangement Agreement. The Exchangeable Shares are intended to be substantially economically equivalent to shares of common stock of Akerna. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares and the related special voting stock are described herein under the headings “The Exchangeable Shares” and “Description of Company Capital Stock—Special Voting Stock” respectively, and in the terms of our plan of arrangement with Ample, which is included in the Arrangement Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

Of the 3,294,574 Exchangeable Shares that were issued to former Ample shareholders in connection with the consummation of the Arrangement, an aggregate of 658,915 Exchangeable Shares were issued as “Closing Consideration” and an aggregate of 2,635,659 Exchangeable Shares, constituting part of the “Escrowed Consideration” were issued into escrow pursuant to an escrow agreement (the “Escrow Agreement”), entered into on July 7, 2020 by and among the Company, Purchaser, John Prentice, as Shareholder Representative, and Odyssey Trust Company. Under the Escrow Agreement, subject to unresolved claims, if any, by the Company under the Arrangement Agreement in respect of fraud, the Escrowed Consideration shall be released to former Ample shareholders upon the six-, nine-, and twelve-month anniversaries of the Closing Date in accordance with the following schedule -- 988,372 shares on the six-month anniversary, 823,643 shares on the nine-month anniversary, and 823,644 shares on the twelve-month anniversary. As of the date hereof, 1,647,287 shares of common stock of Akerna have been issued on conversion of Exchangeable Shares.

The Offering

Common stock offered herein:	1,647,287 shares of common stock of Akerna, par value $0.0001, in exchange for the 1,647,287 Exchangeable Shares upon exchange by the holders thereof pursuant to their terms

Common stock outstanding (1):	24,136,076 shares of common stock

Common stock outstanding after the offering (1):	25,783,363 shares of common Stock

Use of Proceeds:	We will not receive any proceeds from the issuance of shares of our common stock upon the exchange of Exchangeable Shares.

Listing of Common Stock:	Our common Stock is listed on the Nasdaq Capital Market under the symbol “KERN”.

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” on page 4 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of common stock shown above to be outstanding before and after this offering is based on the 24,136,076 shares outstanding as of May 17, 2021. The number of shares of common stock outstanding after this offering assumes that all the Exchangeable Shares are exchanged for shares of common stock. The number of shares of common stock outstanding excludes 4,282,552 shares of common stock reserved for issuance upon conversion of our outstanding senior secured convertible notes, 5,813,804 shares of our common stock issuable upon exercise of our outstanding warrants, 914,258 shares of common stock underlying restricted stock units that are issued and outstanding but remain subject to vesting conditions and 501,435 shares available for issuance upon grant of awards under our 2019 long term equity incentive plan.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our transition report on Form 10-KT for the six-month transition period ended December 31, 2020, and in our quarterly report on Form 10-Q for the period ended March 31, 2021, which reports are incorporated by reference in this prospectus, together with all of the other information included in this prospectus or incorporated by reference herein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” below.

The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.

Summary of Risk Factors

The following is a short description of the risks and uncertainties you should carefully consider in evaluating our business and us which are more fully described in our transition report on Form 10-K for the six-month transition period ended December 31, 2020 and in our quarterly report on Form 10-Q for the period ended March 31, 2021, which reports are incorporated by reference in this propsectus. The factors listed below and in the transition report and quarterly report, represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Relating to Our Financial Condition and Operating History

●	We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future.

●	We have a relatively short operating history, which makes it difficult to evaluate our business and future prospects.

●	Our long-term results of operations are difficult to predict and depend on the commercial success of our clients, the continued growth of the cannabis industry generally, and the regulatory environment within which the cannabis industry operates.

●	Direct and indirect consequences of the COVID-19 pandemic may have material adverse consequences.

Risks Related to the Cannabis Industry

●	As a company whose clients operate in the cannabis industry, we face many unique and evolving risks.

o	Marijuana remains illegal under United States federal law
o	Uncertainty of federal enforcement
o	We could become subject to racketeering laws
o	Banking regulations could limit access to banking services and expose us to risk
o	Dividends and distributions could be prevented if our receipt of payments from clients is deemed to be proceeds of crime
o	Further legislative development beneficial to our operations is not guaranteed
o	The cannabis industry could face strong opposition from other industries
o	The legality of marijuana could be reversed in one or more states
o	Changing legislation and evolving interpretations of the law
o	Dependence on client licensing
o	Insurance risks

●	The cannabis industry is an evolving industry and we must anticipate and respond to changes.

Risks related to Our Business

●	A significant portion of our business is and is expected to be, from government contracts, which present certain unique risks.

●	Our operations may be adversely affected by disruptions to our information technology, or IT, systems, including disruptions from cybersecurity breaches of our IT infrastructure.

●	Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients and market our products and services.

●	We rely on third parties for certain services made available to users of our platforms, which could limit our control over the quality of the user experience and our cost of providing services.

●	Acquisitions and integration issues may expose us to risks.

●	To grow and be successful, we need to attract and retain qualified personnel.

●	We are smaller and less diversified than many of our potential competitors.

●	Our business and stock price may suffer as a result of our limited public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock in an adverse manner, the price and trading volume of our common stock could decline.

Risks related to Intellectual Property

●	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

●	Our success depends in part upon our ability to protect our core technology and intellectual property.

●	Others may assert intellectual property infringement claims against us.

●	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

●	Our success depends in part upon our ability to protect our core technology and intellectual property.

●	Others may assert intellectual property infringement claims against us.

Risks related to Our Charter Documents

●	Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for our common stock and could entrench management.

●	Our corporate opportunity provisions in our Amended and Restated Certificate of Incorporation could enable management to benefit from corporate opportunities that might otherwise be available to us.

●	Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Risks Relating to our Convertible Debt

●	The issuance of shares of our common stock pursuant to our convertible notes may result in significant dilution to our stockholders.

●	Our obligations to the holders of our convertible notes are secured by a security interest in substantially all of our assets, if we default on those obligations, the convertible note holders could foreclose on our assets.

●	The holders of the convertible notes have certain additional rights upon an event of default under such convertible notes, which could harm our business, financial condition, and results of operations and could require us to reduce or cease our operations.

Risks Relating to our Accounting for Certain Warrants

●	Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with any changes in fair value each period reported in our statement of operations, which may have an adverse effect on the market price of our securities.

●	We may face additional risks, including regulatory, litigation, stockholder or other actions and negative impacts on our stock price, as a result of the material weakness in our internal control over financial reporting and revisions to our financial statements.

Risks Relating to Our Common Stock

●	We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute investors' ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

●	Warrants are exercisable for our common stock, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

●	The market price of our shares of common stock is particularly volatile given our status as a relatively new public company with a generally small and thinly traded public float, which could lead to wide fluctuations in our share price. Stockholders may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses to them.

●	The market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and stockholders may be unable to resell shares of common stock at or above the price at which they are acquired.

●	We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

General Risks

●	We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002.

●	Failure to remediate material weaknesses in internal controls over financial reporting could result in material misstatements in our financial statements.

●	The requirements of being a public company may strain our resources and divert management’s attention.

●	We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

●	Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

●	Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, or health epidemics.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future events or our future results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management, are forward-looking statements. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are based on information available to our management as of the date of this prospectus and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, in particular the substantial risks and uncertainties related to the ongoing COVID-19 pandemic. Important factors that could cause such differences include, but are not limited to:

●	our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth;

●	our short operating history makes it difficult to evaluate our business and future prospects;

●	our dependence on the commercial success of our clients, the continued growth of the cannabis industry and the regulatory environment in which the cannabis industry operates;

●	our ability to attract new clients on a cost-effective basis and the extent to which existing clients renew and upgrade their subscriptions;

●	the timing of our introduction of new solutions or updates to existing solutions;

●	our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content;

●	our ability to respond to changes within the cannabis industry;

●	the effects of adverse changes in, or the enforcement of, federal laws regarding our clients’ cannabis operations or our receipt of proceeds from such operations;

●	our ability to manage unique risks and uncertainties related to government contracts;

●	our ability to manage and protect our information technology systems;

●	our ability to maintain and expand our strategic relationships with third parties;

●	our ability to deliver our solutions to clients without disruption or delay;

●	our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance;

●	our ability to expand our international reach;

●	our ability to retain or recruit officers, key employees, and directors;

●	our ability to raise additional capital or obtain financing in the future;

●	our ability to successfully integrate acquired businesses with Akerna’s business within anticipated timelines and at their expected costs;

●	our ability to complete planned acquisitions on time or at all due to failure to obtain stockholder approval or governmental or regulatory clearances, or the failure to satisfy other conditions to completion, or the failure of completion for any other reason;

●	our response to adverse developments in the general market, business, economic, labor, regulatory, and political conditions, including worldwide demand for cannabis and the spot price and long-term contract price of cannabis;

●	our response to competitive risks;

●	our ability to protect our intellectual property;

●	the market reaction to negative publicity regarding cannabis;

●	our ability to manage the requirements of being a public company;

●	our ability to service our convertible debt;

●	our accounting treatment of certain of our private warrants;

●	our ability to effectively manage any disruptions to our business and/or any negative impact to our financial performance caused by the economic and social effects of the COVID-19 pandemic and measures taken in response; and

●	other factors discussed in other sections of this prospectus, including the section titled “Risk Factors,” and in the Company’s transition report for the six-month period ended December 31, 2020 on Form 10-KT and quarterly report for the period ended March 31, 2021 on Form 10-Q, incorporated herein by reference, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

RECENT DEVELOPMENTS

Ample Acquisition

On December 18, 2019, we entered into an arrangement agreement, as amended by the Amendment to Arrangement Agreement, dated February 28, 2020 (“Amendment to Arrangement Agreement”), Amendment No. 2 to Arrangement Agreement dated May 26, 2020 (“Amendment No. 2 to Arrangement Agreement), and Amendment No. 3 to Arrangement Agreement dated June 1, 2020 (“Amendment No. 3 to Arrangement Agreement”) (collectively, the “Arrangement Agreement”), among us, Exchangeco, John Prentice and Ample, pursuant to which we through Exchangeco agreed to acquire all of the issued and outstanding equity of Ample (the “Arrangement”).

On July 7, 2020, the Arrangement was consummated by way of a court-approved plan of arrangement under Ontario law (the “Plan of Arrangement”) and Ample became our indirect wholly-owned subsidiary.

Pursuant to the Arrangement Agreement and the Plan of Arrangement, on the closing date, holders of Ample common shares (the “Ample Shares”) received a number of Exchangeable Shares equal to the number of Ample Shares multiplied by the exchange ratio of 0.0524 (the “Exchange Ratio”). In the aggregate, Ample shareholders received 3,294,574 Exchangeable Shares. The Exchange Ratio was agreed to on December 18, 2019, and was not adjusted for any subsequent changes in market price of our common stock, par value $0.0001 per share (the “Akerna Shares”) or the Ample Shares prior to the closing date. The Exchangeable Shares are exchangeable for shares of our common stock on a 1:1 basis, as determined in accordance with the Arrangement Agreement.

Ample’s shareholders adopted and approved the Arrangement Agreement and the Plan of Arrangement on June 26, 2020. Akerna’s shareholders approved the issuance of the Akerna Shares (including the Akerna shares issuable upon exchange of the Exchangeable Shares and shares issuable pursuant to the Contingent Value Rights) in connection with the Arrangement on June 26, 2020. The Ontario Superior Court of Justice issued a final order approving the Plan of Arrangement on June 30, 2020.

The Exchangeable Shares were issued as part of the Arrangement pursuant to Section 3(a)(10) of the Securities Act, based on the final order of the Ontario Superior Court of Justice.

Of the 3,294,574 Exchangeable Shares that were issued to former Ample shareholders in connection with the consummation of the Arrangement, an aggregate of 658,915 Exchangeable Shares were issued as “Closing Consideration” and an aggregate of 2,635,659 Exchangeable Shares, constituting part of the “Escrowed Consideration” were issued into escrow pursuant to an escrow agreement (the “Escrow Agreement”), entered into on July 7, 2020 by and among the Company, ExchangeCo, John Prentice, as Shareholder Representative, and Odyssey Trust Company. Under the Escrow Agreement, subject to unresolved claims by the Company under the Arrangement Agreement in respect of fraud, the Escrowed Consideration shall be released to former Ample shareholders upon the six-, nine-, and twelve-month anniversaries of the Closing Date in accordance with the following schedule -- 988,372 shares on the six-month anniversary, 823,643 shares on the nine-month anniversary, and 823,644 shares on the twelve-month anniversary. As of the date hereof, 1,647,287 shares of common stock of Akerna have been issued on conversion of Exchangeable Shares.

In addition to the Exchangeable Shares, each Ample shareholder, immediately prior to the time at which the Arrangement became effective received one Contingent Value Right (each a “CVR” and collectively the “CVRs”). Each CVR entitles the holder to receive a portion of Deferred Consideration (as defined in the Arrangement Agreement) that the initial holder of such CVR is entitled to receive in its capacity as an Ample shareholder, with an aggregate of up to CAD$10,000,000 additional Exchangeable Shares issuable to the holders of the CVRs subject to downward adjustment pursuant to the Arrangement Agreement. Pursuant to the Rights Indenture entered into on July 7, 2020 by and among Akerna, Exchangeco, John Prentice as Shareholder Representative and Odyssey Trust Company, holders of CVRs shall be entitled to additional Exchangeable Shares if certain revenue targets are achieved by Ample during the twelve month period following effectiveness of the Arrangement.

On July 7, 2020, we, entered into (i) an Exchangeable Share Support Agreement together with Exchangeco, Akerna Canada Holdings Inc., a corporation existing under the laws of the Province of Ontario, and John Prentice, as Shareholder Representative, and (ii) a Voting and Exchange Trust Agreement (the “Voting and Exchange Trust Agreement”) with Exchangeco, Akerna Canada Holdings Inc. and Odyssey Trust Company (the “Trustee”) solely for the purpose of ensuring that each Exchangeable Share is substantially the economic and voting equivalent of a share of common stock of Akerna, and, following the registration of the shares of common stock issuable upon exchange of the Exchangeable Shares and the CVRs with the Securities and Exchange Commission (the “Commission”), ensuring that each Exchangeable Share is exchangeable on a one-for-one basis for a share of common stock of Akerna, subject to certain limitations set forth therein. Together, the Voting and Exchange Trust Agreement and the Support Agreement set forth the terms governing the Exchangeable Shares. Through the Voting and Exchange Trust Agreement and the issuance by Akerna to the Trustee of a special voting share, each holder of Exchangeable Shares effectively has the ability to cast votes along with holders of shares of our common stock.

Equity Financing

On October 28, 2020, we entered into subscription agreements with certain investors (the “Investors”) relating to the sale and issuance by the Company of 5,000,000 shares of common stock of the Company, par value $0.0001, at a price of $2.40 per share (the “Equity Offering”). The Offering closed on October 30, 2020.

In addition, on October 28, 2020,we entered into a placement agency agreement with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s agent for the sale of the shares to the public in the Equity Offering on a best efforts basis. The Company agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds from the Equity Offering and to reimburse the Placement Agent for up to $60,000 of its reasonable out-of-pocket expenses.

Acquisition of Veridian

On March 10, 2021, we entered into an Agreement and Plan of Reorganization (the “Viridian Agreement”) with Navigator Acquisition Corp., a Delaware corporation (“Seller”), and Viridian Sciences, Inc., a Delaware company (“Viridian”), whereby we acquired 100% of the issued and outstanding capital stock of Viridian from Seller for 1,000,000 shares of Akerna common stock valued at $6.00 per share (the “Transaction”).

The Agreement provides for a contingent payment of shares of Akerna’s common stock equal to up to $1,000,000 payable after the one-year period following the closing of the Transaction based upon certain revenue achievements set forth in the Agreement. A portion of the Share Consideration (as defined in the Agreement) in an amount equal to 100,000 shares of Akerna common stock valued at $6.00 per share in cash was deposited into an escrow account to satisfy certain net working capital adjustments and indemnification obligations of Seller.

We closed the acquisition of Veridian on April 1, 2021.

Transition Period

On September 25, 2020, our Board of Directors adopted resolutions pursuant to Article XII of our Bylaws to change the Company’s fiscal year end from June 30 to December 31, effective for the year ending December 31, 2020.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of shares of our common stock on the exchange of Exchangeable Shares.

DIVIDEND POLICY

We do not intend to pay dividends for the foreseeable future. In addition, our ability to pay dividends is restricted by agreements governing Akerna’s and its subsidiaries’ debt, including the Company’s senior secured convertible notes. See “Risk Factors” above.

DESCRIPTION OF COMPANY CAPITAL STOCK

As of May 17, 2021, our authorized share capital consists of 75,000,000 shares of Common Stock, $0.0001 par value per share, of which 24,136,07 shares of common stock are issued and outstanding, 5,000,000 shares of preferred stock, $0.0001 par value per share, of which none are issued and outstanding and one share of special voting stock, of which one share is outstanding. We are a Delaware corporation and our affairs are governed by our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. The following are summaries of material provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws insofar as they relate to the material terms of our common stock. Complete copies of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are filed as exhibits to our public filings.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, all stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. Subject to the prior rights of creditors of Akerna and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of Akerna, in the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative, preemptive rights, or subscription rights.

Special Voting Share

The special voting share has a par value of $0.0001 per share. The special voting share entitles the holder thereof to an aggregate number of votes equal to the number of the Exchangeable Shares issued and outstanding from time to time and that are not owned by us or our subsidiaries. Except as otherwise provided herein or by law, the holder of the special voting share and the holders of our common stock will vote together as a single class on all matters submitted to a vote of Akerna’s shareholders. With respect to all meetings of shareholders of Akerna at which holders of Akerna shares are entitled to vote, each registered holder of Exchangeable Shares shall be entitled to instruct the trustee holding the special voting share to cast and exercise, in the manner instructed, that number of votes equal to the “Equivalent Vote Amount” for each Exchangeable Share owned of record by such holder of Exchangeable Shares at the close of business on the record date established by Akerna or by applicable law for such meeting, in respect of each matter, question, proposal or proposition to be voted on at such meeting. At such time as the special voting share has no votes attached to it, the special voting share shall be automatically cancelled.

Exchangeable Shares

The Exchangeable Shares of Exchangeco are intended to be substantially economically equivalent to shares of our common stock. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of Exchangeco include the following:

●	any holder of Exchangeable Shares of Exchangeco is entitled to require Exchangeco to redeem any or all of the Exchangeable Shares registered in his/her name in exchange for one share of our common stock for each Exchangeable Share presented and surrendered;

●	in the event Akerna declares a dividend on its common stock, the holders of Exchangeable Shares of Exchangeco are entitled to receive from Exchangeco the same dividend, or an economically equivalent dividend, on their Exchangeable Shares;

●	the holders of the Exchangeable Shares of Exchangeco are not entitled to receive notice of or to attend any meeting of the shareholders of Exchangeco or to vote at any such meeting, except as required by law or as specifically provided in the Exchangeable Share conditions; and

●	the holders of Exchangeable Shares of Exchangeco are entitled to instruct the Trustee to vote the special voting stock as described above.

Of the 3,294,574 Exchangeable Shares that were issued to former Ample shareholders in connection with the consummation of the Arrangement, an aggregate of 658,915 Exchangeable Shares were issued as “Closing Consideration” and an aggregate of 2,635,659 Exchangeable Shares, constituting part of the “Escrowed Consideration” were issued into escrow pursuant to an escrow agreement (the “Escrow Agreement”), entered into on July 7, 2020 by and among the Company, ExchangeCo, John Prentice, as Shareholder Representative, and Odyssey Trust Company. Under the Escrow Agreement, subject to unresolved claims by the Company under the Arrangement Agreement in respect of fraud, the Escrowed Consideration shall be released to former Ample shareholders upon the six-, nine-, and twelve-month anniversaries of the Closing Date in accordance with the following schedule -- 988,372 shares on the six-month anniversary, 823,643 shares on the nine-month anniversary, and 823,644 shares on the twelve-month anniversary. As of the date hereof, 1,647,287 shares of common stock of Akerna have been issued on conversion of Exchangeable Shares.

CVRs

In addition to the Exchangeable Shares, each Ample shareholder, immediately prior to the time at which the Arrangement became effective received one CVR. Each CVR entitles the holder to receive a portion of Deferred Consideration (as defined in the Arrangement Agreement) that the initial holder of such CVR is entitled to receive in its capacity as an Ample shareholder, with an aggregate of up to CAD$10,000,000 additional Exchangeable Shares issuable to the holders of the CVRs subject to downward adjustment pursuant to the Arrangement Agreement. Pursuant to the Rights Indenture entered into on July 7, 2020 by and among Akerna, Exchangeco, John Prentice as Shareholder Representative and Odyssey Trust Company, holders of CVRs shall be entitled to additional Exchangeable Shares if certain revenue targets are achieved by Ample during the twelve month period following effectiveness of the Arrangement.

Registration Rights

We have granted registration rights under the Securities Act to certain holders of our common stock in relation to our acquisitions of Solo, Trellis and Ample. In relation to Ample, we agreed to file and maintain, until no Exchangeable Shares remain outstanding, a registration statement regarding the exchange of the Exchangeable Shares into shares of our common stock pursuant to their terms. In relation thereto, we filed a registration statement on Form S-1 on July 9, 2020 (333-239783) which was brought effective on August 14, 2020. In relation to Trellis, we agreed to file a registration statement registering the resale of shares of certain of the shares of common stock held by the former shareholders of Trellis, totaling 314,684 shares. In relation thereto, we filed a registration statement on Form S-1 on August 7, 2020 (333-242474) registering the resale of 314,684 shares of our common stock, which was brought effective on August 14, 2020. In relation to Solo, we have agreed to use of commercially reasonable efforts to file a registration statement to register the resale of 2,000,000 shares of common stock held by the former shareholders of Solo. In relation thereto, we filed a registration statement on Form S-1 on January 15, 2021 (333-252178) registering the resale of 2,717,245 shares of our common stock related to the Solo transaction (such registration statement also acted as a post-effective amendment to the Trellis registration statement and a prior registration statement on S-3 for the resale of shares), which was brought effective on January 25, 2021. We may also be required in the future to file amendments to these registration statements to maintain effectiveness.

Election of Directors

Our Class I Directors held office until the 2019 annual meeting of stockholders and were reelected at such meeting. Our Class II Directors held office until the 2020 annual meeting of stockholders and were reelected at such meeting. Our Class III Directors hold office until the 2021 annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the votes cast at the annual meeting by the holders of Common Stock present in person or represented by proxy and entitled to vote at such meeting. There is no cumulative voting for directors.

Anti-Takeover Provisions

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	create a staggered Board of Directors making it more difficult for stockholders to remove a majority of the Board of Directors and take control;

●	grant the Board of Directors the ability to designate the terms of and issue new series of preferred shares, which can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to those of the common stock;

●	impose limitations on our stockholders’ ability to call special stockholder meetings;

●	make it more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”), or opinion of counsel, regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

●	insurance companies;

●	tax-exempt organizations;

●	banks or other financial institutions;

●	brokers or dealers in securities or foreign currency;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts, regulated investment companies or mutual funds;

●	pension plans;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our common stock;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	certain former citizens or long-term residents of the United States;

●	persons that have a “functional currency” other than the U.S. dollar;

●	persons that acquire our common stock as compensation for services;

●	owners that hold our stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	holders subject to special accounting rules;

●	S corporations; and

●	partnerships or other entities treated as partnerships for U.S. federal income tax purposes.

If any entity taxable as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership or other pass-through entity that holds our common stock should consult his, her or its own tax advisor regarding the applicable tax consequences.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of the purchase, ownership and disposition of our common stock.

U.S. Holders

Distributions on Common Stock

If we pay distributions of cash or property with respect to our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain on Sale, Exchange or Other Taxable Disposition

Upon the sale or other taxable disposition of common shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such common shares sold or otherwise disposed of. Such gain or loss generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held by the U.S. holder for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. Deductions for capital losses are subject to significant limitations.

Non-U.S. Holders

Distributions on Common Stock

If we pay distributions of cash or property with respect to our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Non-U.S. Holders —Gain on Sale, Exchange or Other Taxable Disposition.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition

Subject to the discussions below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

●	our common stock constitutes “U.S. real property interests” by reason of our being or having been a “U.S. real property holding corporation” during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a domestic corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (within the meaning of the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its U.S. and worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. However, because the determination of whether we are a U.S. real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we become a U.S. real property holding corporation, as long as our common stock is regularly traded on an established securities market under the rules set forth in the Treasury Regulations, common stock held by a non-U.S. holder will be treated as U.S. real property interests only if such non-U.S. holder actually (directly or indirectly) or constructively holds more than five percent of the total voting power or total value of such regularly traded common stock at any time during the shorter of the five-year period preceding such non-U.S. holder’s disposition of, or holding period for, our common stock.

Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our common stock generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our common shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our common shares. Proposed regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed regulations until final regulations are issued.

Non-U.S. Holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the Non-U.S. Holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in our common shares, including the applicability of any intergovernmental agreements.

PLAN OF DISTRIBUTION

The common stock offered under this prospectus will be issued in exchange for Exchangeable Shares. No broker, dealer or underwriter has been engaged in connection with soliciting the exchange and no commission or other compensation will be paid to any person in connection with the solicitation of the exchange. Exchangeco issued the Exchangeable Shares to shareholders of Ample, on July 7, 2020. The shareholders of Ample received the Exchangeable Shares in connection with the arrangement by and between Ample, Exchangeco and Akerna under a plan of arrangement in accordance with Section 182 of the Business Corporations Act (Ontario). The Ontario Superior Court of Justice issued a final order approving the plan of arrangement on June 30, 2020. The Exchangeable Shares were issued pursuant to Section 3(a)(10) of the Securities Act, based on the final order of the Ontario Superior Court of Justice.

EXPERTS

The consolidated financial statements of Akerna as of December 31, 2020, June 30, 2020 and 2019, for the six months ended December 31, 2020 and for each of the two years in the period ended June 30, 2020 included in our transition report on Form 10-KT which is incorporated herein by reference, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Solo as of December 31, 2019 and 2018 and for years then ended included in our current report on Form 8-K as filed with the SEC on May 29, 2020 and incorporated herein by reference, have been audited by Marcum LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by refernce, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ample as of December 31, 2019 and 2018 and for years then ended included in our current report on Form 8-K as filed with the SEC on July 8, 2020 and incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which is incorporated herein by reference, which report includes an explanatory paragraph as to the ability of Ample to continue as a going concern as described in Note 1 to the financial statements, and are included in reliance on such report given upon such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for Akerna by Dorsey & Whitney LLP.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus.  Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

The following documents have been filed by us with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus.

(a)	our Transition Report on Form 10-KT for the six-month period ended December 31, 2021, which report contains our audited consolidated financial statements and the notes thereto as of December 31, 2020 and June 30, 2020 and 2019 and for the six-month transition period ended December 31, 2020 and for the fiscal years ended June 30, 2020 and 2019, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the six-month period ended December 31, 2020 and the fiscal years ended June 30, 2020 and 2019, as filed with the SEC on March 31, 2021;

(b)	our Proxy Statement on Schedule 14A in connection with our June 7, 2021 annual general meeting of stockholders, to the extent such information is specifically incorporated by reference into Part III of our Transition Report on Form 10-KT for the fiscal year ended December 31, 2020, as filed with the SEC on April 27, 2021;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which report contains the unaudited condensed consolidated financial statements of the Company and the notes thereto as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and the related management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2021 and 2020, as filed with the SEC on May 21, 2021;

(d)	Exhibit 99.1 to our Current Report on Form 8-K, as filed with the SEC on May 29, 2020, which exhibit contains the financial statements of Solo as of December 31, 2019 and 2018 and for years then ended, together with the auditor’s report thereon;

(e)	Exhibit 99.2 to our Current Report on Form 8-K, as filed with the SEC on July 8, 2020, which exhibit contains the consolidated financial statements of Ample as of December 31, 2019 and 2018 and for years then ended, together with the auditor’s report thereon;

(f)	pages F-50 through F-64 and F-108 through F-112 of our prospectus dated January 25, 2021, as filed with SEC on February 10, 2021, which pages contain, respectively (i) the unaudited condensed consolidated financial statements of Ample Organics Inc. as of and for the three and six months ended June 30, 2020 and 2019 and (ii) the unaudited pro forma condensed combined statement of operations of Akerna, Solo and Ample for the year ended June 30, 2020;

(g)	our Current Reports on Form 8-K as filed on January 14, 2021, March 16, 2021, April 26, 2021 and April 30, 2021;

(h)	The description of the Common Stock contained in the registration statement on Form 8-A of MTech Acquisitions Corp. with the SEC on January 26, 2018, including any amendment or report filed for purposes of updating such description. The Company is the successor issuer to MTech Acquisitions Corp.; and

(i)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

We also hereby specifically incorporate by reference all filings by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement on Form S-3 to which this prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

AKERNA CORP.
1550 Larimer Street #246

Denver, Colorado 80202

Attention: John Fowle, Secretary

Telephone: 1-888-932-6537

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement, of which this prospectus is a part, and the documents incorporated by reference herein, at the SEC’s Internet site. You may also access these documents at the Company’s webiste at www.akerna.com.

1,647,287 SHARES OF COMMON STOCK

PROSPECTUS